UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[x]     Preliminary Proxy Statement
[ ]     Confidential, for Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to ss.240.14a-12

                       REAL ESTATE ASSOCIATES LIMITED II
                (Name of Registrant as Specified In Its Charter)

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

                   PRELIMINARY COPY -- SUBJECT TO COMPLETION
   As filed with the Securities and Exchange Commission on November 29, 2004


                       REAL ESTATE ASSOCIATES LIMITED II

                         CONSENT SOLICITATION STATEMENT

Dear Limited Partner:

     We are writing to recommend and seek your consent to amendments to the agreement of limited partnership (the "PARTNERSHIP AGREEMENT") of Real Estate Associates Limited II (the "PARTNERSHIP"). We believe that these amendments (the "AMENDMENTS") will facilitate the sale of the Partnership's interests (the "PROJECT INTERESTS") in the local limited partnerships that own the low income housing projects (the "PROJECTS") in which the Partnership has invested. We are seeking your consent to amend the Partnership Agreement to:

    o eliminate the requirement that the cash proceeds from the sale of an individual Project or Project Interest must be at least as great as the tax liability to the limited partners resulting from that sale; and

    o modify the provision in the Partnership Agreement that requires limited partner approval for a sale of all or substantially all assets so that a sale of a single Project (or a sale of Project Interests related to a single Project) does not require limited partner approval, even if all Projects or Project Interests are ultimately sold.

     We believe that the Amendments are fair to the limited partners, and we recommend that you "CONSENT" to the Amendments. You should note, however, that our recommendation is subject to the following conflicts of interest and risks, as described more fully in the enclosed Consent Solicitation Statement in the section entitled "THE PROPOSED AMENDMENTS--Risks and Disadvantages of the Amendments":

    o The Amendments will permit the general partners to initiate or consent to a sale of a Project or Project Interests in transactions that result in tax liabilities to limited partners in excess of the cash proceeds arising from such disposition.

    o NAPICO, a general partner of the Partnership, has a conflict of interest in determining when, and at what price, to initiate or consent to the sale of a Project or Project Interest.

    o The general partners are entitled to receive disposition fees upon a sale of a Project, which they would not receive in a foreclosure, and therefore have a conflict of interest in recommending the Amendments.

    o Expenses, including disposition fees paid to the general partners, may consume all or substantially all of the net proceeds from a disposition.

    o The Amendments will permit the general partners to initiate or consent to a sale of all or substantially all of the Partnership's assets without limited partner approval if the assets are sold in multiple transactions that do not involve, and are not part of a series of related transactions involving, the sale of all or substantially all of the Projects (or Project Interests) or if the asset to be sold is a single Project (or the Project Interests related to a single Project).

     WE URGE YOU TO READ CAREFULLY THE CONSENT SOLICITATION STATEMENT BEFORE COMPLETING YOUR CONSENT CARD. YOUR CONSENT IS IMPORTANT. APPROVAL REQUIRES THE CONSENT OF A MAJORITY OF THE OUTSTANDING LIMITED PARTNER INTERESTS. FAILURE TO RETURN YOUR CONSENT CARD BY 5:00 P.M. EST ON __________, 2004 WILL BE TREATED AS A CONSENT TO THE AMENDMENTS. PLEASE SIGN, DATE AND RETURN THE ENCLOSED CONSENT CARD AS PROMPTLY AS POSSIBLE.

     WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES TO YOU OF A SALE OR OTHER DISPOSITION OF A PROJECT OR PROJECT INTERESTS.

     If you have any questions about the Consent Solicitation, please do not hesitate to contact The Altman Group, the Partnership's consent solicitation agent, at (800) 217-9608.

                            Very truly yours,

                            NATIONAL PARTNERSHIP INVESTMENTS CORP.,
                            General Partner of Real Estate Associates Limited II

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THIS CONSENT SOLICITATION STATEMENT OR DETERMINED IF THIS CONSENT SOLICITATION STATEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This Consent Solicitation Statement and the enclosed form of Consent Card are first being mailed to limited partners on or about __________, 2004.

                                   BACKGROUND

         The Partnership is a limited partnership that was formed under the laws of the State of California in 1981. As of November 2, 2004, there were 5,326 units (the "UNITS") of limited partnership interest outstanding. The general partners of the Partnership are National Partnership Investments Corp., a California corporation ("NAPICO"), and National Partnership Investments Associates, a California limited partnership ("NAPIA"). Pursuant to an agreement between NAPICO and NAPIA, NAPICO has primary responsibility for the performance of any duties required to be performed by the general partners, and NAPICO has the sole and final discretion to manage and control the business of the Partnership and make all decisions relating to it. The Partnership has no employees of its own.

         The principal business of the Partnership is to invest, directly or indirectly, in other limited partnerships that own or lease and operate federal, state and local government-assisted housing projects. The Partnership's original objectives were to own and operate real estate assets for investment so as to obtain (i) tax benefits for the limited partners, (ii) reasonable protection for the Partnership's capital investments, (iii) potential for appreciation, subject to considerations of capital preservation and (iv) potential for future cash distributions from operations (on a limited basis), refinancings or sales of assets. We have been successful in accomplishing the Partnership's original objectives. Through December 31, 1999, the Partnership had provided the limited partners with cumulative tax benefits (assuming the maximum applicable individual federal income tax rates and passive loss limitations) and cash distributions of approximately 98.3% of their original capital contributions. In 1986, however, the tax laws changed in such a way as to substantially reduce the ongoing tax benefits to the limited partners. As a result, we determined that the best course of action was to facilitate the sale of a majority of the Partnership's interests in real property, subject to the consent of general partners of local limited partnerships where required.

         The Partnership currently holds Project Interests in 12 Projects. The mortgage loans of these Projects are payable to or insured by various governmental agencies. The Partnership, as a limited partner of the local limited partnerships, does not exercise control over the activities and operations of the local limited partnerships that own the Projects. The general partner of each local limited partnership retains responsibility for maintaining, operating and managing the Projects. In some cases, the Partnership has the right to initiate (or to cause the general partner of the local limited partnership to initiate) the sale of a Project. In other cases, the sale of a Project requires the consent of the general partner of the local limited partnership that owns that Project. In some cases, the sale of a Project requires the Partnership's consent. In some cases, the sale of Project Interests in a local limited partnership requires the consent of the general partner of that partnership. As a limited partner, the Partnership's risk of loss related to any local limited partnership is limited to the amount of its investment in that partnership.

         One of the Projects, Clearfield Manor Apartments, a 40-unit Project in Clearfield, Kentucky, is in need of extensive rehabilitation. We estimate that these rehabilitation requirements, which include replacement of all roofing and siding, would cost over $497,000. There is substantial doubt that the income from operations of the local limited partnership that owns the Project will be sufficient to pay these costs. If this rehabilitation is not performed, there is a substantial risk that the apartments will sustain water damage, causing an increase in vacancies and a decrease in rental income. The Project is currently subject to a mortgage of approximately $1 million. A significant reduction in rental income would jeopardize the ability of the local limited partnership that owns the Project to make its mortgage payments, thus putting the Project as risk of foreclosure. If the Project were foreclosed, limited partners could recognize a tax liability without any corresponding cash distribution. An entity affiliated with the general partner of the local limited partnership that owns the Project (but unaffiliated with NAPICO or the Partnership) has offered to buy the Project in a transaction in which the Partnership would receive $276,166. We believe that it would be in the best interest of the limited partners for the Partnership to consent to this sale. We estimate that the cash proceeds from the sale would be $51 per Unit, which we expect to be available for distribution to limited partners. We estimate that the resulting taxable gain to a limited partner who acquired Units in the original offering would be $224 per Unit. As a result, the tax liability of the limited partners resulting from the sale could exceed the cash proceeds from the sale. The Partnership Agreement currently prohibits a sale under these circumstances. The first Amendment described below would eliminate this prohibition and allow the Partnership to consent to the proposed sale of Clearfield Manor Apartments.

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

                            THE PROPOSED AMENDMENTS

         The full text of the Amendments is attached as Annex A hereto. The opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to the legality of the proposed Amendments is attached as Annex B hereto. We are seeking your consent to amend the Partnership Agreement in the following ways:

PERMIT SALES WHERE THE CASH PROCEEDS WOULD BE LESS THAN THE TAX LIABILITY.

         The Partnership Agreement currently prohibits the Partnership from selling any Project or Project Interest if the cash proceeds from such sale would be less than the taxes at the then maximum state and federal tax rates. We are seeking your approval to amend the Partnership Agreement to eliminate this prohibition. This Amendment would allow the Partnership to initiate or consent to the sale of a Project or Project Interests in situations where the cash proceeds are less than the limited partners' tax liability associated with the sale. We urge you to consult your tax advisor regarding the federal, state, local and other tax consequences to you of a sale or other disposition of a Project or Project Interests.

AMEND THE "SALE OF ALL OR SUBSTANTIALLY ALL ASSETS" PROVISION.

         The Partnership Agreement currently prohibits the Partnership from selling all or substantially all of the Partnership's assets without limited partner consent. We are seeking your consent to modify this provision so that a sale of a single Project (or a sale of Project Interests related to a single Project) that is not part of a series of related transactions involving the sale of multiple Projects (or Project Interests related to multiple Projects) that constitute all or substantially all of the Projects does not require limited partner approval, even if all Projects (or Project Interests) are ultimately sold.

BENEFITS OF THE AMENDMENTS

         We believe that the Amendments will benefit the Partnership for the following reasons:

o THE AMENDMENTS WILL GIVE THE PARTNERSHIP GREATER FLEXIBILITY IN INITIATING OR CONSENTING TO SALES OF PROJECTS OR PROJECT INTERESTS. In some cases, we believe that the Partnership should be permitted to initiate or consent to a sale of a Project or Project Interests at a price that results in cash proceeds less than the resulting tax liability to the limited partners. The first Amendment would allow such sales without the delay and expense of soliciting the consent of limited partners each time such a sale is proposed. We believe that the vast majority of potential benefits from investment in the Partnership have been realized, and that most limited partners are not realizing material benefits from continuing to own their limited partnership interests. The Partnership is not currently realizing sufficient cash flow from operating activities to generate distributions to the limited partners and does not anticipate realizing sufficient cash flow from future operating activities to enable it to make distributions to limited partners. The Partnership realized a net decrease in cash and cash equivalents of approximately $76,000 for the six months ended June 30, 2004. The Partnership realized a net increase in cash and cash equivalents of approximately $492,000 for the year ended December 31, 2003. However, this net increase was significantly affected by the sale of a Project, which increased cash and cash equivalents by approximately $526,000 (after the Partnership distributed $500,000 to limited partners and paid approximately $478,000 to NAPICO for current and accrued management fees and expense reimbursements). Although we review potential dispositions of Projects or Project Interests on a case-by-case basis, in light of the limited cash flow currently generated by the Projects' operations, we believe that it is in the best interest of the Partnership and its limited partners to facilitate the disposition of Projects and Project Interests. Accordingly, the Partnership's current business strategy is to facilitate the orderly disposition of the Projects and Project Interests, subject to the consent of general partners of local limited partnerships where required. We believe that the proposed Amendments will improve our ability to divest the Projects and Project Interests more quickly and, as a result, may enable us to make distributions of net sales proceeds to the limited partners sooner (and, potentially, in greater amounts) than if the Amendments were not made. However, we cannot assure you that approval of the Amendments will result in larger or more rapid distributions to the limited partners.

o THE AMENDMENTS WILL HELP REDUCE THE RISK OF FORECLOSURE (AND THE CONSEQUENT FORFEITURE OF PROJECTS OR PROJECT INTERESTS) BY FACILITATING ALTERNATIVE DISPOSITIONS. All of the Projects are subject to mortgage loans. If a Project were foreclosed, it could be forfeited to the holder(s) of the mortgage note in satisfaction of the indebtedness evidenced by such note. Foreclosure of the Projects would eliminate any potential future returns that the limited partners might receive from continued ownership or more advantageous dispositions of the Projects or Project Interests. Additionally, if a Project were foreclosed, limited partners could recognize a tax liability without any corresponding cash distribution. Limited partners would often be better off if the Project or Project Interests were sold to avoid foreclosure, even if the cash proceeds are less than the limited partners' tax liability associated with the sale. Such a sale may generate net cash proceeds that the Partnership could distribute to the limited partners. Such a distribution would enable the limited partners to partially offset their tax liability resulting from the sale. The Partnership Agreement currently prohibits the Partnership from making such a sale to avoid foreclosure. The Amendments would allow the Partnership to initiate or consent to such sales. In addition, if a Project is operating at a deficit and is likely to continue to do so, it may be in the limited partners' best interest for the Partnership to initiate or consent to the sale of the Project or related Project Interests, even if the cash proceeds are less than the limited partners' tax liability associated with the sale. Such a sale could result in an economic loss for the limited partners, but it could save the Partnership and limited partners from future losses. The Partnership Agreement currently prohibits the Partnership from making such a sale. The Amendments would allow the Partnership to initiate or consent to such sales. Two of the 12 Projects currently operate at a deficit. As a result, there is substantial doubt about the ability of the local limited partnerships that own these Projects to make payments on the related mortgage debt. If these payments are not made, these Projects could be foreclosed.

o WE BELIEVE THAT CURRENT CONDITIONS IN THE REAL ESTATE MARKETS MAKE THIS AN OPPORTUNE TIME FOR THE PARTNERSHIP TO INITIATE OR CONSENT TO DISPOSITION OF THE PROJECTS OR PROJECT INTERESTS. We believe that the current interest rate environment and the availability of capital for real estate investments may facilitate the disposition of the Projects or Project Interests more quickly and provide the Partnership with an opportunity to maximize the value of the Projects or Project Interests.

o THE SECOND AMENDMENT WILL ENABLE THE PARTNERSHIP TO INITIATE OR CONSENT TO TRANSACTIONS WITHOUT THE DELAY AND EXPENSE OF SOLICITING THE CONSENT OF LIMITED PARTNERS EACH TIME A TRANSACTION IS PROPOSED, EVEN IF ALL THE PROJECTS OR PROJECT INTERESTS ARE ULTIMATELY SOLD, AS LONG AS THE DISPOSITION OF ALL OR SUBSTANTIALLY ALL OF THE PROJECTS OR PROJECT INTERESTS IS NOT MADE IN A SERIES OF RELATED TRANSACTIONS. We are not contemplating a specific transaction pursuant to which all or substantially all of the Partnership's assets will be sold, nor do we have any plans for the Partnership to initiate or consent to a transaction or a series of related transactions that would result in the sale of all or substantially all of the Partnership's assets. Rather, we intend to facilitate liquidation of the Partnership's portfolio through transactions that will be considered on an individual basis, subject to the consent of general partners of local limited partnerships where required. A sale of all or substantially all of the assets in a series of related transactions would still require limited partner approval.

RISKS AND DISADVANTAGES OF THE AMENDMENTS

         The following sets forth the risks and disadvantages of the Amendments. Before deciding whether to consent to the Amendments, you should carefully consider these factors.

o THE AMENDMENTS WILL PERMIT THE GENERAL PARTNERS TO INITIATE OR CONSENT TO A SALE OF PROJECTS OR PROJECT INTERESTS IN TRANSACTIONS THAT RESULT IN TAX LIABILITIES TO LIMITED PARTNERS IN EXCESS OF THE CASH PROCEEDS ARISING FROM SUCH DISPOSITION. The Partnership Agreement currently prohibits the Partnership from selling a Project or Project Interest if the cash proceeds from such sale would be less than the tax liability to the limited partners associated with such sale. The Amendments would eliminate this prohibition. Therefore, the general partners could initiate or consent to a sale of a Project or Project Interest in a taxable transaction that results in tax liabilities for the limited partners in excess of any cash proceeds received from the sale or distributed to the limited partners.

o NAPICO, A GENERAL PARTNER OF THE PARTNERSHIP, IS CONTROLLED BY AIMCO AND HAS A CONFLICT OF INTEREST IN DETERMINING WHEN, AND AT WHAT PRICE, TO INITIATE OR CONSENT TO THE SALE OF A PROJECT OR PROJECT INTEREST. NAPICO, a general partner of the Partnership, has fiduciary duties to the Partnership and its limited partners. The directors of NAPICO have fiduciary duties to NAPICO's stockholders. NAPICO is indirectly owned by Apartment Investment and Management Company ("AIMCO"), an NYSE-listed real estate investment trust (REIT), and AIMCO Properties, L.P., the operating partnership through which AIMCO conducts its operations. The interests of the Partnership's limited partners may conflict with those of AIMCO. AIMCO regularly reviews its portfolio to identify properties that do not meet its long-term investment criteria. As a REIT, AIMCO will not recognize any tax liability in the event of a sale of a Project or Project Interest. In addition, AIMCO will benefit to the extent that NAPICO receives a disposition fee upon a sale. As a result, there may be a conflict between AIMCO's objectives and the interests of the Partnership's limited partners.

o THE GENERAL PARTNERS ARE ENTITLED TO RECEIVE DISPOSITION FEES UPON A SALE OF A PROJECT, WHICH THEY WOULD NOT RECEIVE IN A FORECLOSURE, AND THEREFORE NAPICO HAS A CONFLICT OF INTEREST IN RECOMMENDING THE AMENDMENTS. The Partnership Agreement currently prohibits the Partnership from selling a Project or Project Interest if the cash proceeds from such sale would be less than the resulting tax liability to the limited partners, even if such a sale would avoid foreclosure. The Amendments would permit the general partners to initiate or consent to such a sale and, therefore, make it easier to achieve a sale for which the general partners may receive disposition fees. They would not receive these fees in a foreclosure. As a result, NAPICO has a conflict of interest in recommending the Amendments.

o EXPENSES, INCLUDING DISPOSITION FEES PAID TO THE GENERAL PARTNERS, MAY CONSUME ALL OR SUBSTANTIALLY ALL OF THE NET PROCEEDS FROM A DISPOSITION. The Partnership Agreement entitles the general partners to receive disposition fees. No such fees may be paid until the limited partners have received distributions that add up to the greater of (i) their aggregate capital contributions or (ii) an amount sufficient to satisfy the cumulative tax liability of the limited partners resulting from all sales. However, unpaid disposition fees accrue and may be paid on a later disposition. If such accrued fees are ultimately paid on a later disposition, they could be great enough to consume all of the net proceeds from such disposition. There is no equivalent limitation on immediate payment of other Partnership expenses. Therefore, such other expenses could consume all of the net proceeds from any disposition. The Amendments would permit sales for proceeds that are less than the tax liability to limited partners, which may result in sales in which the expenses consume a greater portion of the proceeds than would have been the case without the Amendments.

o THE AMENDMENTS WILL PERMIT THE GENERAL PARTNERS TO INITIATE OR CONSENT TO A SALE OF ALL OR SUBSTANTIALLY ALL OF THE PARTNERSHIP'S ASSETS WITHOUT LIMITED PARTNER APPROVAL IF THE ASSETS ARE SOLD IN MULTIPLE TRANSACTIONS THAT DO NOT INVOLVE, AND ARE NOT PART OF A SERIES OF RELATED TRANSACTIONS. The Partnership Agreement currently requires the approval of limited partners holding a majority of the limited partner interests for a sale of all or substantially all of the Partnership's assets. The Amendments would permit the general partners to initiate or consent to the sale of a single Project (or Project Interests related to a single Project) even if it is the last Project owned or represents substantially all of the Partnership's assets. As a result, the Amendments would permit the general partners to initiate or consent to transactions that the limited partners might not have approved.

         WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES TO YOU OF A SALE OR OTHER DISPOSITION OF A PROJECT OR PROJECT INTERESTS.

                            RECOMMENDATION OF NAPICO

         After taking into account all of the positive and negative factors discussed above under "THE PROPOSED AMENDMENTS," NAPICO believes that the proposed Amendments are advisable and in the best interest of the Partnership and its limited partners and recommends that you "CONSENT" to the Amendments.

         NAPICO has notified the Partnership's other general partner, NAPIA, of the proposed Amendments. However, NAPIA has not provided a recommendation for or against the proposed Amendments. If the Amendments are approved by the limited partners, NAPICO intends to seek NAPIA's concurrence and approval.

                   FIDUCIARY RESPONSIBILITY; INDEMNIFICATION

         California law requires a general partner to adhere to fiduciary duty standards under which it owes its limited partners a duty of loyalty and a duty of care. This generally prohibits a general partner from competing with a partnership in the conduct of the partnership's business on behalf of a party having an interest adverse to the partnership and requires the general partner to exercise any right consistent with the obligation of good faith and fair dealing and free of gross negligence, reckless conduct, intentional misconduct or known violations of law. A partnership agreement (a) may not eliminate the duty of loyalty, but, if not manifestly unreasonable, it may either identify specific activities that do not violate the duty of loyalty or allow for all of the partners (or some percentage identified in the partnership agreement) to authorize or ratify, after full disclosure of all material facts, a specific act or transaction that otherwise would violate that duty and (b) may contain provisions releasing a partner from liability for actions taken in good faith and in the honest belief that the actions are in the best interest of the partnership, while indemnifying the partner against any good faith belief that he or she has the power to act. Further, a partner does not violate such duties merely because the partner's conduct furthers the partner's own interest.

         The general partners are accountable to the Partnership and the limited partners as fiduciaries and consequently are obligated, among other things, to exercise good faith and fair dealing toward other members of the Partnership. The Partnership Agreement provides that the general partners and their officers, directors, employees, agents, affiliates, subsidiaries and assigns are entitled to be indemnified for any liability, loss or damage resulting from any act performed or omitted by them in connection with the business of the Partnership, provided that, if such liability, loss or claim arises out of any action or inaction of the general partners, the general partners must have determined, in good faith, that such course of conduct was in the best interests of the Partnership and did not constitute fraud, negligence, breach of fiduciary duty or willful misconduct by the general partners.

         If a claim is made against either or both of the general partners in connection with their respective actions on behalf of the Partnership with respect to the Amendments, it is expected that they will seek to be indemnified by the Partnership with respect to such claims. Any expenses (including legal fees) incurred by the general partners in defending such claim shall be advanced by the Partnership prior to the final disposition of such claims, subject to the receipt by the Partnership of an undertaking by the relevant general partner to repay any amounts advanced if it is determined that the relevant general partner's actions constituted fraud, bad faith, gross negligence or failure to comply with any representation, condition or agreement contained in the Partnership Agreement. A successful claim for indemnification, including the expenses of defending a claim made, would reduce the Partnership's assets by the amount paid.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The general partners own all of the outstanding general partnership interests of the Partnership, which collectively constitute 1% of the total interests in the Partnership. The Partnership has no directors or executive officers of its own. NAPICO is a California corporation owned by AIMCO. None of the directors or executive officers of NAPICO owns any of the limited partnership interests of the Partnership. NAPIA is a California limited partnership, the general partner of which is Nicholas G. Ciriello. Mr. Ciriello owns 0.45% of the limited partner interests of the Partnership. The following table sets forth certain information as of November 2, 2004 with respect to the ownership by any person (including any "group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known to us to be the beneficial owner of more than 5% of the limited partnership interests of the Partnership.

NAME AND ADDRESS                            NUMBER OF UNITS   PERCENT OF CLASS
----------------                            ---------------   ----------------
AIMCO Properties, L.P. (1).................       870              16.33%
4582 South Ulster Street Parkway
Suite 1100
Denver, CO 80237
___________________
(1) AIMCO Properties, L.P. is an affiliate of NAPICO.



                               CONSENT PROCEDURE

LIMITED PARTNER CONSENT

         The Partnership Agreement requires the consent of limited partners holding a majority of the limited partnership interests (a "MAJORITY CONSENT") to amend the Partnership Agreement. Under the terms of the Partnership Agreement, you must be a limited partner or a substituted limited partner to consent. NAPICO will treat a failure to respond as the equivalent of concurrence with its recommendation. Therefore, if you do not respond by 5:00 p.m. EST on __________, 2004, you will be deemed to have consented to the Amendments. If only one of the Amendments is approved, the Partnership Agreement will be amended to reflect the Amendment that is approved. Each Amendment is conditioned upon our obtaining a Majority Consent to such Amendment. Accordingly, if we do not obtain a Majority Consent to any Amendment, there will be no change in the Partnership Agreement and we will continue to operate in accordance with the terms of the Partnership Agreement as it is currently written. In accordance with the terms of the Partnership Agreement, the Partnership will bear the costs of this consent solicitation.

CONSENT PROCEDURES

         The following is an outline of the procedures to be followed if you want to consent, or withhold your consent, to the proposed Amendments. A form of Consent Card is included with this Consent Solicitation Statement. You should complete this Consent Card in accordance with the instructions contained in this Consent Solicitation Statement in order to give or withhold your consent to the proposed Amendments. A failure to respond will be treated as the equivalent of a consent to the Amendments. These procedures must be strictly followed in order for the instructions of a limited partner as marked on such limited partner's consent to be effective:

         1. A limited partner may give or withhold his or her consent by delivering the Consent Card only during the period commencing upon the date of delivery of this Consent Solicitation Statement and continuing until 5:00 p.m. EST on __________, 2004 or such later date as may be determined by NAPICO (the "SOLICITATION PERIOD").

         2. You must return a properly completed, signed and dated Consent Card in the enclosed postage-paid envelope. If possible, please also fax it to The Altman Group at fax number (201) 460-0050.

         3. You can revoke a previously given consent by signing a subsequently dated Consent Card that is properly marked to indicate "WITHHOLD CONSENT" and delivering it to The Altman Group at any time prior to the end of the Solicitation Period.

         4. A limited partner that fails to return a Consent Card, submits a signed but unmarked Consent Card, or submits a properly completed, signed and dated Consent Card marked to indicate "CONSENT" will be deemed to have consented to the Amendments.

         If you have any questions about this consent solicitation, please do not hesitate to contact The Altman Group, the Partnership's consent solicitation agent, at (800) 217-9608.

NO DISSENTERS' RIGHTS OF APPRAISAL

         Under the Partnership Agreement and California law, limited partners do not have dissenters' rights of appraisal.

                            SOLICITATION OF CONSENTS

         This consent solicitation is being made by NAPICO, a general partner of the Partnership. NAPICO and its officers, directors and employees may assist in this consent solicitation and in providing information to limited partners in connection with any questions they may have with respect to this Consent Solicitation Statement and the consent procedures. We have retained The Altman Group to assist with the solicitation of consents, as well as to assist us with communicating with our limited partners with respect to this solicitation. Approximately five persons will be utilized by The Altman Group in their efforts. We expect that The Altman Group will solicit consents by mail, in person, by telephone, by facsimile and/or by e-mail. In addition to the Partnership's solicitation by mail, and The Altman Group's efforts, NAPICO may have certain of its officers, directors and employees solicit, without additional compensation, consents by mail, in person, by telephone, by facsimile or by e-mail. Although NAPICO does not currently plan to conduct active solicitation on the Internet, solicitation materials may be made available on or through NAPICO's website or through the Internet.

         The cost of the consent solicitation will be borne by the Partnership. The Altman Group's estimated fee is $2,500, plus reasonable out-of-pocket expenses.

         The Partnership has agreed to indemnify The Altman Group against certain liabilities and expenses in connection with its engagement, including certain liabilities under the federal securities laws. The Partnership's plan to reimburse The Altman Group for any such liabilities or expenses will not be submitted to the limited partners for a vote.

                               PARTNER PROPOSALS

         In accordance with the terms of our Partnership Agreement, we do not have annual meetings. Thus, there is no deadline for submitting partner proposals as set forth in Rule 14a-5 under the Securities Exchange of 1934. The limited partners may call a special meeting to vote upon matters permitted by our Partnership Agreement with the prior consent of at least 10% of the limited partnership interests.

                                 OTHER MATTERS

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         Certain statements made herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are indicated by words such as "believes," "intends," "expects," "anticipates" and similar words or phrases. Such statements are based on current expectations and are subject to risks, uncertainties and assumptions. Should any of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Factors that could cause actual results to differ materially from those in our forward-looking statements include the ability of the local general partners to sell the underlying properties on economically advantageous terms, real estate and general economic conditions in the markets in which the properties are located and changes in federal and state tax laws that may create tax disadvantages for certain distributions, some of which may be beyond our control. Given these uncertainties, limited partners are cautioned not to place undue reliance on our forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

         The Partnership files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any reports, statements or other information that the Partnership files at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Partnership's public filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov. Reports, proxy statements and other information concerning the Partnership also may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         The SEC allows the Partnership to incorporate by reference information into this Consent Solicitation Statement, which means that the Partnership can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Consent Solicitation Statement, except for any information modified or superseded by information contained directly in the Consent Solicitation Statement or in later filed documents incorporated by reference into this document. Except as otherwise indicated, this document incorporates by reference the documents set forth below that the Partnership has previously filed with the SEC. These documents contain important information about the Partnership and its financial condition:

         o Annual Report of the Partnership on Form 10-KSB for the fiscal year ended December 31, 2003;

         o Quarterly Reports of the Partnership on Form 10-QSB for the fiscal quarters ended March 31, 2004, June 30, 2004 and September 30, 2004; and

         o Current Reports of the Partnership on Form 8-K filed as of September 15, 2004 and November 4, 2004.

         The Partnership hereby incorporates by reference into this Consent Solicitation Statement additional documents that the Partnership may file with the SEC between the date of this Consent Solicitation Statement and the end of the Solicitation Period. These include periodic reports, such as Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K, as well as proxy statements.

         The Partnership may have sent you some of the documents incorporated by reference, but you can obtain any of them through the Partnership or the SEC's website described above. Documents incorporated by reference are available from the Partnership without charge, excluding all exhibits unless specifically incorporated by reference as exhibits into this Consent Solicitation Statement.

         You may obtain some of the documents about the Partnership at NAPICO's website, located at www.napico.com, by selecting "Partnership Financial Information."

         The Partnership is not incorporating the contents of the website of the SEC, the Partnership or any other person into this Consent Solicitation Statement.

         You may obtain documents incorporated by reference into this Consent Solicitation Statement by requesting them in writing from NAPICO at the following address:

                     National Partnership Investments Corp.
                          6100 Center Drive, Suite 800
                             Los Angeles, CA 90045
                          Attention: Investor Services
                            Telephone (800) 666-6274

         You should rely only on the information contained in, or incorporated by reference into, this Consent Solicitation Statement. The Partnership has not authorized anyone to provide you with information that is different from what is contained in this Consent Solicitation Statement. This Consent Solicitation Statement is dated __________, 2004. You should not assume that the information contained in the Consent Solicitation Statement is accurate as of any date other than that date.

                            NATIONAL PARTNERSHIP INVESTMENTS CORP.,
                            General Partner of Real Estate Associates Limited II

                            __________, 2004

                                                                        ANNEX A

              AMENDMENT TO THE RESTATED CERTIFICATE AND AGREEMENT
          OF LIMITED PARTNERSHIP OF REAL ESTATE ASSOCIATES LIMITED II

         This Amendment to the Restated Certificate and Agreement of Limited Partnership, as amended to date (the "Partnership Agreement"), of Real Estate Associates Limited II, a California limited partnership (the "Partnership"), is made and entered into as of __________ ___, 2004, by and among National Partnership Investments Corp., a California corporation ("NAPICO"), as general partner of the Partnership, National Partnership Investments Associates, a California limited partnership ("NAPIA"), as general partner of the Partnership, and NAPICO, as attorney-in-fact for the limited partners of the Partnership.

         WHEREAS, NAPICO, NAPIA and limited partners owning a majority of the outstanding limited partnership interests of the Partnership have approved this Amendment.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. Section 9.3(d) of the Partnership Agreement is hereby amended to read in its entirety as follows:

                        "(d) upon any sale or refinancing, the Partnership
               shall not reinvest any proceeds thereof;"

         2. Except as specifically amended hereby, the terms, covenants, provisions and conditions of the Partnership Agreement shall remain unmodified and continue in full force and effect and, except as amended hereby, all of the terms, covenants, provisions and conditions of the Agreement are hereby ratified and confirmed in all respects.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

                    NATIONAL PARTNERSHIP INVESTMENTS CORP.,
                    as General Partner


                    By: ________________________________________
                        Jeffrey H. Sussman,
                        Senior Vice President, General Counsel and Secretary


                    NATIONAL PARTNERSHIP INVESTMENTS ASSOCIATES, as General Partner


                    By: ________________________________________
                        Nicholas G. Ciriello,
                        General Partner


                    NATIONAL PARTNERSHIP INVESTMENTS CORP.,
                    as Attorney-in-Fact for the Limited Partners


                    By: ________________________________________
                        Jeffrey H. Sussman,
                        Senior Vice President, General Counsel and Secretary

              AMENDMENT TO THE RESTATED CERTIFICATE AND AGREEMENT
          OF LIMITED PARTNERSHIP OF REAL ESTATE ASSOCIATES LIMITED II

         This Amendment to the Restated Certificate and Agreement of Limited Partnership, as amended to date (the "Partnership Agreement"), of Real Estate Associates Limited II, a California limited partnership (the "Partnership"), is made and entered into as of __________ ___, 2004, by and among National Partnership Investments Corp., a California corporation ("NAPICO"), as general partner of the Partnership, National Partnership Investments Associates, a California limited partnership ("NAPIA"), as general partner of the Partnership, and NAPICO, as attorney-in-fact for the limited partners of the Partnership.

         WHEREAS, NAPICO, NAPIA and limited partners owning a majority of the outstanding limited partnership interests of the Partnership have approved this Amendment.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. Section 9.3(t) of the Partnership Agreement is hereby amended to read in its entirety as follows:

                       "(t) the Partnership shall not sell all or
              substantially all of the Partnership's assets in a single transaction or a series of related transactions without obtaining the consent of Limited Partners owning a majority of the outstanding Limited Partnership Interests; provided, however, that the foregoing will not apply to a sale of a single Project (or a sale of Project Interests related to a single Project) that is not part of a series of related transactions involving the sale of multiple Projects (or Project Interests related to multiple Projects) that constitute all or substantially all of the Projects."

         2. Except as specifically amended hereby, the terms, covenants, provisions and conditions of the Partnership Agreement shall remain unmodified and continue in full force and effect and, except as amended hereby, all of the terms, covenants, provisions and conditions of the Agreement are hereby ratified and confirmed in all respects.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

                    NATIONAL PARTNERSHIP INVESTMENTS CORP.,
                    as General Partner


                    By: ________________________________________
                        Jeffrey H. Sussman,
                        Senior Vice President, General Counsel and Secretary


                    NATIONAL PARTNERSHIP INVESTMENTS ASSOCIATES, as General Partner


                    By: ________________________________________
                        Nicholas G. Ciriello,
                        General Partner


                    NATIONAL PARTNERSHIP INVESTMENTS CORP.,
                    as Attorney-in-Fact for the Limited Partners


                    By: ________________________________________
                        Jeffrey H. Sussman,
                        Senior Vice President, General Counsel and Secretary

                                                                        ANNEX B

                    Skadden, Arps, Slate, Meagher & Flom LLP
                             300 South Grand Avenue
                       Los Angeles, California 90071-3144




                                __________, 2004


Real Estate Associates Limited II
c/o National Partnership Investments Corp.
6100 Center Drive, Suite 800
Los Angeles, CA 90045

         Re:  Proposed Amendments to Agreement of Limited Partnership
              -------------------------------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to Real Estate Associates Limited II, a California limited partnership (the "Partnership"), in connection with proposed amendments (the "Proposed Amendments") to the Restated Certificate and Agreement of Limited Partnership, as amended to date (the "Partnership Agreement"), of the Partnership. The Proposed Amendments are attached as
Exhibit I hereto. This opinion is being delivered pursuant to Section 14.1 of the Partnership Agreement.

         In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of the Partnership and its general partners, officers of such general partners and other representatives and of public officials, including the facts and conclusions set forth therein.

         In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

         (a) the Proposed Amendments;

         (b) the Partnership Agreement, certified by Jeffrey H. Sussman, the Secretary of National Partnership Investments Corp., a California corporation ("NAPICO"), general partner of the Partnership;

         (c) the Agreement of the General Partners, dated as of June 1, 1984, between NAPICO and National Partnership Investments Associates, a California limited partnership ("NAPIA"), certified by Jeffrey H. Sussman, the Secretary of NAPICO;

         (d) the certificate of Jeffrey H. Sussman, the Secretary of NAPICO, dated the date hereof;

         (e) resolutions of the Board of Directors of NAPICO, adopted on __________, 2004, relating to the Proposed Amendments;

         (f) the Certificate of Limited Partnership of the Partnership, as amended to date and certified by the Secretary of State of the State of California;

         (g) a certificate, dated November 10, 2004, of the Secretary of State of the State of California, as to the Partnership's existence and good standing in the State of California; and

         (h) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

         We express no opinion as to the laws of any jurisdiction other than the Uniform Limited Partnership Act, as in effect in the State of California, and the California Revised Limited Partnership Act.

         Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Proposed Amendments, if duly authorized and approved by NAPIA and the limited partners of the Partnership in accordance with the terms of the Partnership Agreement, will not contravene any provision of the Uniform Limited Partnership Act, as in effect in the State of California, or the California Revised Limited Partnership Act.

         In rendering the foregoing opinion, we have assumed, with your consent, that the Partnership is validly existing and in good standing as a limited partnership under the laws of the State of California.

         This opinion is being furnished only to you in connection with the Proposed Amendments and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person or entity for any purpose without our prior written consent. Notwithstanding the foregoing, you (and each of your employees, representatives or other agents) may disclose this opinion (i) to limited partners of the Partnership and (ii) to any and all persons, without limitation of any kind, to the extent such disclosure may be relevant to understanding the tax treatment or tax structure of the Proposed Amendments; provided that any and all such persons to whom you make such disclosure may not rely upon this opinion unless otherwise permitted hereby.



                                                     Very truly yours,

                              CONSENT SOLICITED BY
                    NATIONAL PARTNERSHIP INVESTMENTS CORP.,
                              A GENERAL PARTNER OF
                       REAL ESTATE ASSOCIATES LIMITED II

         NATIONAL PARTNERSHIP INVESTMENTS CORP., A GENERAL PARTNER OF THE PARTNERSHIP, RECOMMENDS THAT YOU CONSENT TO EACH OF THE PROPOSALS BELOW.

         The undersigned, a limited partner of REAL ESTATE ASSOCIATES LIMITED II (the "Partnership"), acting with respect to all of the limited partnership interests held by the undersigned on the date hereof, hereby consents, withholds consent or abstains, with respect to the proposals specified below and more fully described in the Real Estate Associates Limited II Consent Solicitation Statement dated _____, 2004 (the "Consent Solicitation Statement"). All terms used but not defined herein shall have the meanings ascribed to such terms in the Consent Solicitation Statement. A FAILURE TO EXECUTE AND RETURN THIS CONSENT CARD BY 5:00 P.M. EST ON __________, 2004 WILL BE DEEMED A CONSENT TO EACH OF THE PROPOSALS SET FORTH BELOW. A SIGNED BUT UNMARKED CONSENT CARD WILL BE DEEMED A CONSENT TO EACH OF THE PROPOSALS SET FORTH BELOW.

________________________________________________________________________________

PROPOSAL 1. Amend Section 9.3(d) of the Partnership Agreement, as described in the Consent Solicitation Statement, to allow the sale of Projects or Project Interests for less than the amount necessary to cover the resulting tax liability.

[  ] CONSENT               [  ] WITHHOLD CONSENT             [  ]  ABSTAIN
________________________________________________________________________________

PROPOSAL 2. Amend Section 9.3(t) of the Partnership Agreement, as described in the Consent Solicitation Statement, so that a sale of a single Project (or a sale of Project Interests related to a single Project) that is not part of a series of related transactions involving the sale of multiple Projects (or Project Interests related to multiple Projects) that constitute all or substantially all of the Projects, does not require limited partner approval, even if all Projects or Project Interests are ultimately sold.

[  ] CONSENT               [  ] WITHHOLD CONSENT             [  ]  ABSTAIN
________________________________________________________________________________

PLEASE SIGN, DATE AND FAX THIS CONSENT CARD TO (201) 460-0050, ATTN: JASON VINICK, AND MAIL THIS CONSENT CARD TODAY IN THE ENCLOSED POSTAGE PAID ENVELOPE. IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE, PLEASE CALL THE ALTMAN GROUP AT
(800) 217-9608.

PLEASE SIGN YOUR NAME BELOW. IF YOUR PARTNERSHIP INTERESTS ARE HELD JOINTLY, EACH LIMITED PARTNER SHOULD SIGN A CONSENT CARD. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.


Dated: ________________________, 2004



Signature:_____________________                 Signature:______________________

Name:__________________________                 Name:___________________________

Title:_________________________                 Title:__________________________


Telephone Number:______________